Power of Attorney
The undersigned hereby constitutes and appoints Michael Peter Black, Adrian
George Rainey and Stephen Beverley Chandler, and each of them, with full power of substitution and resubstitution, as his true and lawful attorneys-in-fact and agents to:
(1)  execute and deliver for and on behalf of the undersigned (i) any and all Forms
3, 4 and 5 relating to Cambridge Display Technology, Inc. (the "Company") and required to be filed in accordance with Section 16(a) of the Securities Exchange Act of 1934, as
amended (the "Exchange Act") and the rules thereunder and (ii) any and all schedules relating to the company required to be filed in accordance with Section 13(d) of the
Exchange Act and the rules thereunder (together, the "Forms and Schedules"), in the undersigned's capacity as a director and/or controlling person of the Company and/or as an officer or managing member of Hillman Capital Corporation, Hillman Capital
Management 2000 LLC, Hillman Capital Management LLC, Hillman CDT 2000 LLC,
and/or Hillman CDT LLC, and in and all other capacities pursuant to which such Forms and Schedules may be required to be filed by the undersigned;
(2)  do and perform any and all acts and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Forms and timely file such
Forms and Schedules with the United States Securities and Exchange Commission and
any stock exchange or similar authority; and
(3)  take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-fact and agents full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution of revocation, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein grants. The undersigned acknowledges that the foregoing attorneys-in-fact and agents, in servicing in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 or Section 13(d) of the
Exchange Act. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file the forms and Schedules with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact and agents
IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the 13 day of December, 2004

/s/ Gerald Paul Hillman
Gerald Paul Hillman

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Hillman.txt